UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Stockholders of Monarch Community Bancorp, Inc. (the “Corporation”) was held March 26, 2015 at 7:00 p.m., local time, pursuant to due notice. There were outstanding and entitled to vote at the meeting 8,962,416 shares of Common Stock of the Corporation.

There were present at the meeting in person or by proxy the holders of 6,350,447 shares of Common Stock of the Corporation, representing 70.84% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

	FOR		ABSTAIN		AGAINST
	Number of Votes	Percent	Number of Votes	Percent	Number of Votes	Percent
Chemical Financial Corporation Merger Agreement	6,325,311	70.58	1,429	.02	23,707	.26

Non-binding advisory vote on named executive compensation related to the merger	5,800,062	64.33	8,085	.13	542,300	6.05

ITEM 8.01 OTHER EVENTS

The Corporation also suspended its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the Securities and Exchange Commission on March 27, 2015. The Corporation will not file an annual report on Form 10-K for the most recently completed fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: March 27, 2015	/s/ Andrew J. Van Doren
Andrew J. Van Doren
Executive Vice President and Secretary